UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2015, the Board of Directors (the “Board”) of Aéropostale, Inc. (the “Company”) appointed Kent A. Kleeberger to serve as a member of the Board effective as of August 13, 2015. Mr. Kleeberger was designated to serve as a director by Sycamore Partners Management L.L.C. (“Sycamore Partners”) pursuant to certain designation rights held by Sycamore Partners or any of its affiliates under the Certificate of Designation governing the Company’s Series B Convertible Preferred Stock and that certain Investor Rights Agreement, dated as of May 23, 2014, by and between the Company and Aero Investors LLC. Mr. Kleeberger will serve on the Board until the 2016 annual meeting of the stockholders of the Company (subject to removal or resignation in accordance with the Company’s organizational documents). As of the current date, the Board has not appointed Mr. Kleeberger to serve on any committee of the Board.
Mr. Kleeberger will receive compensation in accordance with the Company’s standard compensation plan for non-employee directors.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

	99.1	Press release, dated August 13, 2015.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc G. Schuback
Marc G. Schuback
Senior Vice President, General Counsel and Secretary

Dated: August 13, 2015

Exhibit Index

Exhibit No.	Exhibit
99.1	Press release, dated August 13, 2015.